UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2013

InterCloud Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32037	0963722
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

331 Newman Springs Road Building 1, Suite 104 Red Bank, New Jersey	07701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-988-1988

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐☐☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐☐☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐☐☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 4, 2013, we entered into a Fourth Amendment and Consent (the “Fourth Amendment”), dated and effective as of September 30, 2013, to our Loan and Security Agreement, dated September 17, 2012, with MidMarket Capital Partners LLC, as agent for the lenders (“MidMarket”), as amended (the “MidMarket Loan Agreement”).  Pursuant to the Fourth Amendment, MidMarket consented to our incurrence of indebtedness under our revolving credit facility with PNC Bank in an aggregate principal amount not to exceed $1,000,000 at any one time outstanding.

Further, the Fourth Amendment provides that, if we consummate a public offering of equity securities raising gross proceeds of not less than $5,000,000, the maturity date of the additional term loan under the MidMarket Loan Agreement in the principal amount of $2,000,000 (the “Additional Term Loan”) will be extended from November 13, 2013 to December 31, 2013; provided, however, that a payment of principal in the amount of $500,000 will be due and payable under the Additional Term Loan on November 13, 2013.

A copy of the Fourth Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1
Fourth Amendment and Consent, dated as of September 30, 2013, by and among InterCloud Systems, Inc., ADEX Corporation, AW Solutions, Inc., T N S, Inc., ADEXCOMM Corporation, Tropical Communications, Inc., Rives-Monteiro Leasing, LLC, and Environmental Remediation and Financial Services, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2013	INTERCLOUD SYSTEMS, INC.

	By:	/s/ Mark E. Munro
		Name:	Mark E. Munro
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Fourth Amendment and Consent, dated as of September 30, 2013, by and among InterCloud Systems, Inc., ADEX Corporation, AW Solutions, Inc., T N S, Inc., ADEXCOMM Corporation, Tropical Communications, Inc., Rives-Monteiro Leasing, LLC, and Environmental Remediation and Financial Services, LLC.